EXHIBIT 32.1
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              SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

            Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of GMX Resources Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 2005 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: May 12, 2005                               /s/ Ken L. Kenworthy, Jr.
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                                                  Name: Ken L. Kenworthy, Jr.
                                                  Title: Chief Executive Officer